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                                                                EXHIBIT 10(d)



July 29, 1997



Mr. John Blahnik
First of America Trust Company
301 SW Adams Street
Peoria, IL 61692

RE:     ESCROW AGREEMENT FOR MAXIMUS CAPITAL FUND I, L.L.C.



Dear Mr. Blahnik,

        The undersigned is the President of Maximus Capital Management, Inc., the Manager of Maximus Fund I, L.L.C. (the "Fund"), a Delaware limited liability company. Membership Interests are being offered to certain prospective investors (the "Investors") pursuant to a Prospectus dated _________, 1997 (the "Prospectus"), a copy of which has been furnished to First of America Trust Company. Pursuant to the Prospectus, the Fund is offering for sale a minimum of $1,000,000 and a maximum of $25,000,000 of its Membership Interests. We have asked First of America Trust Company ("First") to serve as Escrow Agent with respect to the funds contributed (the "Subscription Amount") by an investor whose subscription for Interests has been accepted. First of America Trust Company has agreed to serve as such Escrow Agreement on the following terms:

        1. Upon receipt of an Investor's Subscription Amount and related subscription documents in a form satisfactory to the Manager, the Manager will promptly deliver the Subscription Amount and the name and address of the Investor to First of America Trust Company, such Subscription Amount to be in the form of a check payable to "First of America Trust Company, as escrow agent for Maximus Fund I, L.L.C." Upon receipt of such check, First shall enter it for collection, and hold the proceeds in escrow subject to the provisions of this Agreement.

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Mr. John Blahnik
July 29, 1997
Page 2


     2. First shall invest the Subscription Amounts in Parkstone Prime Obligations Money Market Fund.

     3. If, within two months of the date of the Prospectus (the Minimum Offering Expiration Date), unless extended in writing by the Manager, the Manager has received, pursuant to the Offering, acceptable subscriptions for a minimum of $1,000,000.00, then the Manager will deliver to First a certificate to this effect in the form of Exhibit "A" hereto. Upon receipt of such certificate, First will release from escrow and deliver to the Manager all Subscription Amounts held by First as escrow agent, together with any income earned thereon, in the form of a check payable to the order of the Fund or by other transfer to or for the account of the Fund, as the Manager may specify. In the event that First has not received the certificate set forth in Exhibit "A" hereto by 5:00 p.m. on the Minimum Offering Expiration Date, Subscription Amounts then held in escrow hereunder will be disbursed by First to each Investor in the form of a check for his Subscription Amount, plus his pro rata share of any income earned on the total Subscription Amount.


     4. To induce First to act as Escrow Agent hereunder, it is agreed by the Manager and on behalf of each of the Investors, that:

          (a) First shall not be under any duty to give the property held in escrow hereunder any greater degree of care than First gives its own similar property.

          (b) First may act in reliance upon any instrument or signature believed by it to be genuine and it may assume that any person giving any writing, notice, advice or instruction in connection with the provisions hereof has been duly authorized to do so.

          (c) First may act relative hereto upon advice of counsel with respect to any matter connected herewith and it shall not be liable for any mistake of fact or error in judgment or for any acts or omissions of any kind unless caused by its willful misconduct or gross negligence.

          (d) First's duties with respect to any and all matters relating to this Agreement shall be only as set forth herein, and there shall be no other implied duties or obligations on its part.
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Mr. John Blahnik
July 29, 1997
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        (e) The Manager shall indemnify First and hold it harmless from and against any loss, liability, cost or expense of any kind which First may incur in connection with its services hereunder, except as may result from First's gross negligence or willful misconduct. This indemnity agreement shall survive the termination of this Agreement.

        (f) The Fund will pay a minimum $1,000 fee to First for their service as escrowee. The Manager understands that if more than 25 subscriptions are needed to break escrow, this fee will be increased by $5.00 for each subscription over 25.

        5. This agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

        6. This agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors or assigns.

        7. This agreement is, in part, entered into for the benefit of the Investors; and it is expressly acknowledged that each Investor may enforce any rights expressly granted to such Investor hereunder.

       If First of America Trust Company is in agreement with the foregoing, please so indicate by signing this letter and the copy enclosed, whereupon this will be a valid and binding agreement in accordance with its terms.

Sincerely,

Maximus Fund I, L.L.C.

By: Maximus Capital Management, Inc.

By:/s/ Darren R. Frye
   --------------------------
   Darren R. Frye, President

Accepted and agreed to this 29th day of July, 1997

First of America Trust Company

By: /s/ John Blahnik
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                                  EXHIBIT A


First of America Trust Company
301 SW Adams Street
Peoria, IL


Attn:


RE:     Maximus Fund I, L.L.C.


        Please refer to the escrow letter agreement between the undersigned Corporation and First of America Trust Company dated ___________________ (the "Escrow Agreement")

        In accordance with Section 3 of the Escrow Agreement, we hereby certify to First of America Trust Company that the Corporation has received acceptable subscriptions for $1,000,000 of Membership Interests, the minimum amount of Interests offered. Accordingly, First of America Trust Company is instructed to deliver the entire amount held by it under the Escrow Agreement, together with any income earned therein, to the Corporation.



Sincerely,



Maximus Capital Management, Inc.


By: _________________________
    Darren R. Frye, President